Exhibit 99.1

Investor Relations Contact: Lindsey Crabbe l.crabbe@benefitstreetpartners.com (214) 874-2339

Franklin BSP Realty Trust, Inc. Announces Fourth Quarter and Full Year 2021 Results and First Quarter 2022 Common Stock Dividend of $0.355 Per Share

New York City, NY – February 23, 2022 – Franklin BSP Realty Trust, Inc. (NYSE: FBRT) (“FBRT” or the “Company”) today announced financial results for the quarter ended December 31, 2021.

Fourth Quarter and Full Year 2021 Summary

•	GAAP net income of $(72.9) million or $(2.31) per diluted share for the quarter; $25.7 million and $(0.18) per diluted share for the full year. On a fully converted basis(1), net income per share is $(0.93) for the quarter and $0.33 for the full year

•	Distributable Earnings (a non-GAAP financial measure) of $34.6 million or $0.36 per fully converted share(1) for the quarter; $133.8 million and $2.02 per fully converted share(1) for the full year
•	Produced a fourth quarter GAAP ROE of (21.4%) and a Distributable Earnings ROE of 8.2%
•	Produced a full year GAAP ROE of 1.8% and a Distributable Earnings ROE of 11.3%
•	Book value of $17.25 per fully converted share(1)
•	Declared quarterly common stock cash dividend of $0.355 representing an 8.2% yield on book value
•	Record fourth quarter originations of $1.6 billion produced core portfolio growth of $970 million bringing our core portfolio to $4.2 billion of principal balance
•	Fair market value of the residential adjustable-rate mortgage (“ARM”) portfolio stood at $4.6 billion at quarter end compared to $7.1 billion at September 30, 2021(2) and further declined to $2.4 billion as of February 18, 2022

Richard Byrne, Chairman and Chief Executive Officer of FBRT, said “FBRT’s merger with Capstead Mortgage Corporation closed on October 19, 2021 and our results represent the combination of both companies. We look forward to continuing to redirect Capstead’s residential ARM portfolio into our higher yielding commercial real estate lending opportunities, consistent with our post-merger strategy. We have further reduced the ARM portfolio to $2.4 billion as of February 18, 2022. This represents a 66% reduction from $7.1 billion at September 30, 2021(2). As we conclude a year of milestones at FBRT, we are well positioned to continue to produce attractive risk-adjusted returns for our stockholders.”

Further commenting on our results, Michael Comparato, Head of Commercial Real Estate of BSP added “Our commercial real estate platform had a record quarter further validating our strength in the middle-market lending category. Looking into 2022, our pipeline remains robust with strong deal flow. We are excited to build on our momentum from 2021.”

Portfolio and Investment Activity

Core portfolio: For the quarter ended December 31, 2021, we closed $1.6 billion of loan commitments, funded $1.5 billion of principal balance and received loan repayments of $532 million. This activity resulted in net core portfolio growth of $970 million. Our core portfolio at the end of the quarter had 165 loans with an aggregate principal balance of approximately $4.2 billion. The average loan size was $26 million. Over 99% of our aggregate principal balance is in senior mortgage loans with approximately 97% in floating rate loans. When looking at the sector composition of our portfolio, approximately 70% is collateralized by multifamily properties. As of December 31, 2021, we had one non-performing loan.

1 Fully converted per share information in this press release assumes conversion of our RSUs and Series A, Series C, Series D and Series F preferred shares to common shares.

2 September 30, 2021 was the date the equity exchange ratio was determined for the merger.

Residential ARM portfolio: As of December 31, 2021, the value of the Company’s ARM Agency Securities portfolio was $4.6 billion. The reduction in the value of the ARM Agency Securities portfolio from October 19, 2021 to December 31, 2021 is due in part to (i) $359 million of principal paydowns and (ii) $1.9 billion of sales. During that period, the Company experienced trading losses of $34.8 million related to these assets. Merger transaction costs and mark to market adjustments on the ARM portfolio were the principal difference between GAAP net income and Distributable Earnings.

Conduit: For the quarter ended December 31, 2021, we closed $99 million of fixed rate loans that we sold or plan to sell through our conduit program. For the same period, we sold $65 million of conduit loans for a gain of $2 million gross of derivatives.

Financing: On December 21, 2021, the Company closed a $900 million dollar managed Commercial Real Estate Collateralized Loan Obligation (“FL7 CRE CLO”). The FL7 CRE CLO featured a two-year reinvestment period with an initial advance rate of 80.25% and a weighted average interest rate of L+1.64% before accounting for transaction costs.

Book Value

As of December 31, 2021, book value was $17.25 per fully converted common share(1).

First Quarter 2022 ARM Portfolio Update

As of February 18, 2022, the value of the Company’s ARM Agency Securities portfolio was $2.4 billion. The reduction in the value of the ARM Agency Securities portfolio from January 1, 2022 to February 18, 2022 is due in part to (i) $265 million of principal paydowns and (ii) $1.8 billion of sales. From January 1, 2022 to February 18, 2022, the Company experienced losses of $38.1 million related to the ARM Agency Securities portfolio.

First Quarter 2022 Common and Preferred Dividends

FBRT’s Board of Directors declared a first quarter 2022 common dividend of $0.355 per common share. The dividend is payable on April 11, 2022 to common stockholders of record as of March 31, 2022. The Board of Directors also declared first quarter 2022 dividends on its convertible Series C, D and F Preferred Stock in amounts equal to the as-converted common dividend amounts.

FBRT’s Board of Directors also declared a first quarter 2022 dividend of $0.46875 per share on its 7.50% Series E Cumulative Redeemable Preferred Stock (NYSE: FBRTPRE). This dividend is payable on April 18, 2022 to Series E preferred stockholders of record as of March 31, 2022.

Distributable Earnings

Distributable Earnings is a non-GAAP measure, which we define as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over our expected useful life of our CLOs, (ii) unrealized gains and losses on loans, derivatives and ARMS, including CECL reserves and impairments, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) non-cash incentive fee accruals, (vi) certain other non-cash items, and (vii) impairments of non-financial assets related to the Capstead merger.

We believe that Distributable Earnings provides meaningful information to consider in addition to our GAAP results. We believe Distributable Earnings is a useful financial metric for existing and potential future holders of our common stock as historically, overtime, Distributable Earnings has been an indicator of our dividends per share. As a REIT, we generally must distribute annually at least 90% of our net taxable income, subject to certain adjustments, and therefore we believe our dividends are one of the principal reasons stockholders may invest in our common stock. Further, Distributable Earnings helps us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations and is one of the performance metrics we consider when declaring our dividends.

Distributable Earnings does not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

Please refer to the financial statements and reconciliation of GAAP net income to distributable earnings included at the end of this release for further information.

1 Fully converted per share information in this press release assumes conversion of our RSUs and Series A, Series C, Series D and Series F preferred shares to common shares.

2 September 30, 2021 was the date the equity exchange ratio was determined for the merger.

Supplemental Information

The Company has published a supplemental earnings presentation for the quarter and year ended December 31, 2021 on its website to provide additional disclosure and financial information. These materials can be found on the Company’s website at http://www.fbrtreit.com under the Presentations tab.

Conference Call and Webcast

The Company will host a conference call and live audio webcast to discuss its financial results on Thursday, February 24, 2022 at 10:00 a.m. ET. Participants are encouraged to pre-register for the call and webcast at https://dpregister.com/sreg/10163491/f1222167a4. If you are unable to pre-register, the conference call may be accessed by dialing (844) 701-1166 (Domestic) or (412) 317-5795 (International). Ask to join the Franklin BSP Realty Trust conference call. Participants should call in at least five minutes prior to the start of the call.

The call will also be accessible via live webcast at https://ccmediaframe.com/?id=SGcXzwu5. Please allow extra time prior to the call to download and install audio software, if needed. A slide presentation containing supplemental information may also be accessed through the Company’s website in advance of the call.

An audio replay of the live broadcast will be available approximately one hour after the end of the conference call on FBRT’s website. The replay will be available for 90 days on the Company’s website.

About Franklin BSP Realty Trust, Inc.

Franklin BSP Realty Trust, Inc. (NYSE: FBRT) is a real estate investment trust that originates, acquires and manages a diversified portfolio of commercial real estate debt secured by properties located in the United States. As of December 31, 2021, FBRT had over $9 billion of assets. FBRT is externally managed by Benefit Street Partners L.L.C., a wholly owned subsidiary of Franklin Templeton. For further information, please visit www.fbrtreit.com.

Forward-Looking Statements

This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “should,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of FBRT stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the continuing adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Company, its borrowers, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic continues to impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, including resurgences of the virus and its variants, including the Delta and Omicron variants, the speed, effectiveness and adoption of vaccine (including boosters) and treatment developments and the direct and indirect economic effects of the pandemic and containment measures, among others.

Our forward-looking statements are subject to various risks and uncertainties, including but not limited to the risks and important factors contained and identified in FBRT’s filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its subsequent filings with the SEC, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof.

 FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Audited)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$154,929	$82,071
Restricted cash	13,270	10,070
Commercial mortgage loans, held for investment, net of allowance of $15,827 and $20,886 as of December 31, 2021 and December 31, 2020, respectively	4,211,061	2,693,848
Commercial mortgage loans, held for sale, measured at fair value	34,718	67,649
Real estate securities, trading, measured at fair value	4,566,871	—
Real estate securities, available for sale, measured at fair value, amortized cost of $— and $179,392 as of December 31, 2021 and December 31, 2020, respectively	—	171,136
Derivative instruments, measured at fair value	436	25
Other real estate investments, measured at fair value	2,074	2,522
Receivable for loan repayment (1)	252,351	98,551
Accrued interest receivable	30,109	15,295
Prepaid expenses and other assets	13,595	8,538
Intangible lease asset, net of amortization	48,472	13,546
Real estate owned, net of depreciation	90,048	26,510
Cash collateral receivable from derivative counterparties	56,767	—
Total assets	$9,474,701	$3,189,761
LIABILITIES AND STOCKHOLDERS' EQUITY
Collateralized loan obligations	$2,162,190	$1,625,498
Repurchase agreements - commercial mortgage loans	1,019,600	276,340
Repurchase agreements - real estate securities	4,178,784	186,828
Mortgage note payable	23,998	29,167
Other financing and loan participation - commercial mortgage loans	37,903	31,379
Unsecured debt	148,594	—
Derivative instruments, measured at fair value	32,295	403
Interest payable	2,692	2,110
Distributions payable	30,346	15,688
Accounts payable and accrued expenses	12,705	5,125
Due to affiliates	17,538	9,525
Total liabilities	$7,666,645	$2,182,063

Redeemable convertible preferred stock Series A, $0.01 par value, 60,000 authorized and none issued or outstanding as of December 31, 2021 and 40,515 issued and outstanding as of December 31, 2020	$—	$202,292
Redeemable convertible preferred stock Series C, $0.01 par value, 20,000 authorized and 1,400 issued and outstanding as of December 31, 2021 and December 31, 2020	6,971	6,962
Redeemable convertible preferred stock Series D, $0.01 par value, 20,000 authorized and 17,950 issued and outstanding as of December 31, 2021 and none issued or outstanding as of December 31, 2020	89,684	—
Equity:
Preferred stock, $0.01 par value, 10,000,000 authorized, none issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	—	—
Preferred stock, $0.01 par value; 100,000,000 shares authorized, 7.5% Cumulative Redeemable Preferred Stock, Series E, 10,329,039 shares issued and outstanding as of December 31, 2021 and none issued or outstanding as of December 31, 2020	258,742	—
Series F Preferred stock, $0.01 par value, 40,000,000 authorized and 39,733,299 issued and outstanding as of December 31, 2021 and none issued or outstanding as of December 31, 2020	710,431	—
Common stock, $0.01 par value, 900,000,000 shares authorized, 43,965,928 and 44,510,051 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	441	446
Additional paid-in capital	903,264	912,725
Accumulated other comprehensive income (loss)	(62)	(8,256)
Accumulated deficit	(167,179)	(106,471)
Total stockholders' equity	$1,705,637	$798,444
Non-controlling interest	$5,764	$—
Total equity	$1,711,401	$798,444
Total liabilities, redeemable convertible preferred stock and equity	$9,474,701	$3,189,761

__________________

(1) Includes $187.0 million and $98.6 million of cash held by the servicer related to CLO loan payoffs as of December 31, 2021 and December 31, 2020, as well as $65.3 million of RMBS principal paydowns receivable as of December 31, 2021.

FRANKLIN BSP REALTY TRUST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Audited)

	Year Ended December 31,
	2021	2020	2019
Interest Income:
Interest income	$216,890	$179,872	$195,299
Less: Interest expense	60,835	66,556	90,418
Net interest income	156,055	113,316	104,881
Revenue from real estate owned	4,759	4,299	3,169
Total Income	$160,814	$117,615	$108,050
Expenses:
Asset management and subordinated performance fee	28,110	15,178	16,226
Acquisition expenses	1,203	696	900
Administrative services expenses	7,658	13,120	16,363
Impairment of acquired assets	88,282	—	—
Professional fees	11,650	10,964	11,631
Real estate owned operating expenses	—	3,653	2,802
Depreciation and amortization	2,107	2,233	507
Other expenses	3,946	3,312	3,771
Total expenses	$142,956	$49,156	$52,200
Other (income)/loss:
Provision/(benefit) for credit losses	(5,192)	13,296	3,007
Impairment losses on real estate owned assets	—	398	—
Realized (gain)/loss on extinguishment of debt	—	(3,678)	—
Realized (gain)/loss on sale of real estate securities	1,376	10,137	0
Realized (gain)/loss on sale of commercial mortgage loan, held for sale	(26)	(184)	25
Realized (gain)/loss on sale of real estate owned assets, held for sale	(9,809)	(1,851)	—
Realized (gain)/loss on sale of commercial mortgage loan, held for sale, measured at fair value	(24,208)	(15,931)	(37,832)
Unrealized (gain)/loss on commercial mortgage loans, held for sale, measured at fair value	(469)	75	(312)
Unrealized (gain)/loss on other real estate investments, measured at fair value	19	32	(47)
Trading (gain)/loss	34,752	—	—
Unrealized (gain)/loss on derivatives	(7,402)	995	(1,722)
Realized (gain)/loss on derivatives	(484)	12,486	4,324
Total other (income)/loss	$(11,443)	$15,775	$(32,557)
Income before taxes	29,301	52,684	88,407
Provision/(benefit) for income tax	3,599	(2,062)	$4,483
Net income	$25,702	$54,746	$83,924
Net income/(loss) applicable to common stock	$(7,885)	$39,826	$66,914

Basic net income per share	$(0.18)	$0.90	$1.60
Diluted net income per share	$(0.18)	$0.90	$1.60
Basic weighted average shares outstanding	43,419,209	44,384,813	41,859,142
Diluted weighted average shares outstanding	43,434,731	44,398,879	41,871,646

RECONCILIATION OF GAAP NET INCOME TO DISTRIBUTABLE EARNINGS

(In thousands, except share and per share data)

The following table provides a reconciliation of GAAP net income to Distributable Earnings for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 (dollars in thousands):

	Year Ended December 31,
	2021	2020	2019
GAAP Net Income:	$25,702	$54,746	$83,924
Adjustments:
CLO amortization acceleration (1)	250	264	(2,881)
Unrealized (gain)/loss on financial instruments (2)	(1,049)	1,102	(2,081)
Unrealized (gain)/loss reversal - ARMs	13,867	—	1,989
Impairment of acquired assets	88,282	—	—
Incentive fees	9,846	—	—
Depreciation and amortization	2,107	2,234	507
Increase/(decrease) in provision for credit losses	(5,192)	13,296	—
Impairment losses on real estate owned assets	—	398	—
Distributable earnings	$133,813	$72,040	$81,458
Average Equity	$1,146,009	$974,184	$946,801
7.5% Cumulative Redeemable Preferred Stock, Series E Dividend	$4,842	$—	$—
GAAP Common ROE	1.8%	5.6%	8.9%
Distributable Earnings ROE	11.3%	7.4%	8.6%
GAAP Net Income Per Share Fully Converted	$0.33	$0.96	$1.59
Distributable Earnings Per Share Fully Converted	$2.02	$1.27	$1.54

(1) Adjusted for non-cash CLO amortization acceleration to effectively amortize issuance costs of our CLOs over the expected lifetime of the CLOs. We assume our CLOs will be outstanding for four years and amortized the financing costs over four years in our distributable earnings as compared to effective yield methodology in our GAAP earnings.

(2) Adjusted for unrealized gains and losses on loans and derivatives.

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